Exhibit 99.1
Lifetime Brands, Inc. Reports First Quarter 2020 Financial Results
GARDEN CITY, NY, May 21, 2020 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global designer, developer and marketer of a broad range of branded consumer products used in the home, today reported its financial results for the quarter ended March 31, 2020.

Robert Kay, Lifetime’s Chief Executive Officer, commented, “First and foremost, I would like to thank our Lifetime Brands associates who have quickly mobilized and taken proactive steps to work safely and productively in a very challenging environment created by the COVID-19 pandemic. In this environment, Lifetime delivered solid results in our core business in spite of the risk of supply chain disruptions early in the quarter and the mid-March closure of several of our customers. We achieved these results with strong performance from several of our major omni-channel customers as well as a significant increase in e-commerce sales. When many retailers began to close brick-and-mortar stores in mid-March we did experience a drop off in demand, which was largely offset by increased e-commerce sales as well as increased sales to customers who remained open. Our ability to achieve these results combined with the benefits from the Lifetime 2.0 strategic plan that we have been executing against enabled Lifetime to grow revenues year over year in the U.S., generate significant cash flow and meaningfully lower our net debt in the first quarter. Despite the strong performance in our U.S. business, we faced challenges in our international business. In addition to the expected costs related to operational issues in the U.K that began in 2019 and extended into January 2020, the international business was hit harder by the impacts of COVID-19 in the first quarter, with border closures and retail store closures in Europe resulting in shipping delays and lost revenue.”

Mr. Kay continued, “Despite uncertainties about the ongoing COVID-19 pandemic, the actions we have taken both before and since the pandemic began have enabled Lifetime to achieve solid results. We remain confident in our ability to navigate the current environment, advance our strategy and drive growth. Further, we have maintained solid liquidity and have effectively managed both fixed and variable operating costs. We are confident these actions will help solidify the strong foundation we have built to position Lifetime for future success.”

Outlook

As a result of the uncertainty surrounding the COVID-19 pandemic, the Company is not providing outlook for the full fiscal year 2020.
Three Months Financial Highlights:
Consolidated net sales for the three months ended March 31, 2020 were $145.1 million, representing a decrease of $4.8 million, or 3.2%, as compared to net sales of $149.9 million for the corresponding period in 2019. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales decreased by $4.7 million, or 3.1%, as compared to consolidated net sales in the corresponding period in 2019.
Gross margin was $52.9 million, or 36.5%, for the three months ended March 31, 2020, as compared to $54.3 million, or 36.2%, for the corresponding period in 2019.
Loss from operations was $25.2 million in 2020 and $2.3 million for the corresponding period in 2019. Loss from operations, excluding the impact of a non-cash charge for goodwill and intangible asset impairment related to the U.S. reporting unit, was $5.1 million for the three months ended March 31, 2020. The loss from operations includes a charge to bad debt reserve of $2.8 million to establish a provision against potential credit problems from certain retail customers who may have financial difficulty that has been caused or increased due to the COVID-19 pandemic. This reflects the Company's assessment of risk of not being able to collect such receivables from certain customers in the U.S. that are at risk of seeking or have already obtained bankruptcy protection and our international customer base which has a higher proportion of small and independent brick-and-mortar retailers. This charge was taken in response to the Company's assessment on the impact of the COVID-19 crises on these accounts.

Net loss was $28.2 million, or $1.36 per diluted share, as compared to a net loss of $4.9 million, or $0.24 per diluted share, in the corresponding period in 2019.
Adjusted net loss was $5.7 million, or $0.27 per diluted share in 2020 and $4.0 million, or $0.19 per diluted share in 2019. A table which reconciles this non-GAAP financial measure to net loss, as reported, is included below.
Consolidated adjusted EBITDA (which includes a charge to bad debt reserve of $2.8 million to establish a provision against potential credit problems from certain retail customers who may have financial difficulty that has been caused or increased due to the COVID-19 pandemic) was $3.3 million in the quarter ended March 31, 2020, as compared to consolidated adjusted EBITDA of $6.2 million in the corresponding period in 2019. Consolidated adjusted EBITDA, after giving effect to certain adjustments and before limitations as permitted and defined under our debt agreements, was $61.2 million for the twelve months ended March 31, 2020. A table which reconciles this non-GAAP financial measure to net loss, as reported, is included below.
Conference Call
The Company has scheduled a conference call for Thursday, May 21, 2020 at 11:00 a.m. The dial-in number for the conference call is (866) 610-1072 (U.S.) or (973) 935-2840 (International), Conference ID: 8374259.

A live webcast of the conference call will be accessible through:
https://event.on24.com/wcc/r/2346152/31CF922CD17F6FD8ABC36D9A0FE89848

For those who cannot listen to the live broadcast, an audio replay of the webcast will be available.
Non-GAAP Financial Measures
This earnings release contains non-GAAP financial measures, including consolidated net sales in constant currency, income from operations excluding certain non-cash charges,adjusted net loss, adjusted diluted loss per common share, gross margin (excluding non-recurring charges) and consolidated adjusted EBITDA. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance.
Forward-Looking Statements
In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding the growth of the Company, our financial outlook, our ability to navigate the current environment and advance our strategy, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our efforts to stabilize our international business, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; the impact of our SKU rationalization initiative, expenses and other challenges relating to the integration of the Filament Brands business and future acquisitions; warehouse consolidation efforts performed by the business; the ongoing reorganization of our U.K. operations; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the

Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic, and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

Lifetime Brands, Inc.
Lifetime Brands is a leading global designer, developer and marketer of a broad range of branded consumer products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chef’n® Chicago™ Metallic, Copco®, Fred® & Friends, Houdini™, KitchenCraft®, Kamenstein®, Kizmos™, La Cafetière®, MasterClass®, Misto®, Mossy Oak®, Swing-A-Way®, Taylor® Kitchen, Rabbit® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Fitz and Floyd®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including BUILT NY®, Taylor® Bath, Taylor® Weather and Planet Box®. The Company also provides exclusive private label products to leading retailers worldwide.
The Company’s corporate website is www.lifetimebrands.com.
Contacts:
Lifetime Brands, Inc.
Laurence Winoker, Chief Financial Officer
516-203-3590
investor.relations@lifetimebrands.com
or
Joele Frank, Wilkinson Brimmer Katcher
Ed Trissel / Andrew Squire / Rose Temple
212-355-4449

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands—except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Net sales	$145,070	$149,926
Cost of sales	92,136	95,605
Gross margin	52,934	54,321
Distribution expenses	16,557	15,860
Selling, general and administrative expenses	41,522	40,140
Restructuring expenses	—	608
Goodwill and other impairments	20,100	—
Loss from operations	(25,245)	(2,287)
Interest expense	(4,736)	(4,922)
Mark to market loss on interest rate derivatives	(2,251)	—
Loss before income taxes and equity in earnings (losses)	(32,232)	(7,209)
Income tax benefit	3,729	2,458
Equity in earnings (losses), net of taxes	339	(116)
NET LOSS	$(28,164)	$(4,867)
BASIC LOSS PER COMMON SHARE	$(1.36)	$(0.24)
DILUTED LOSS PER COMMON SHARE	$(1.36)	$(0.24)

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands—except share data)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$85,283	$11,370
Accounts receivable, less allowances of $13,272 at March 31, 2020 and $9,681 at December 31, 2019	80,273	128,639
Inventory	164,711	173,427
Prepaid expenses and other current assets	13,395	14,140
Income taxes receivable	5,499	1,577
TOTAL CURRENT ASSETS	349,161	329,153
PROPERTY AND EQUIPMENT, net	26,846	28,168
OPERATING LEASE RIGHT-OF-USE ASSETS	103,056	106,871
INVESTMENTS	20,153	21,289
INTANGIBLE ASSETS, net	254,773	280,471
OTHER ASSETS	2,995	4,071
DEFERRED INCOME TAXES	1,485	—
TOTAL ASSETS	$758,469	$770,023
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of term loan	$8,175	$8,413
Accounts payable	27,706	36,173
Accrued expenses	42,462	52,060
Current portion of operating lease liabilities	10,769	10,661
TOTAL CURRENT LIABILITIES	89,112	107,307
OTHER LONG-TERM LIABILITIES	15,569	12,214
INCOME TAXES PAYABLE, LONG-TERM	1,217	1,217
OPERATING LEASE LIABILITIES	108,922	112,180
DEFERRED INCOME TAXES	14,074	13,685
REVOLVING CREDIT FACILITY	74,438	32,822
TERM LOAN	254,210	254,281
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $0.01 par value, shares authorized: 50,000,000 at March 31, 2020 and December 31, 2019; shares issued and outstanding: 21,485,682 at March 31, 2020 and 21,255,660 at December 31, 2019	215	213
Paid-in capital	264,405	263,386
(Accumulated deficit) retained earnings	(21,923)	7,173
Accumulated other comprehensive loss	(41,770)	(34,455)
TOTAL STOCKHOLDERS’ EQUITY	200,927	236,317
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$758,469	$770,023

LIFETIME BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES
Net loss	$(28,164)	$(4,867)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,234	6,359
Goodwill and other impairments	20,100	—
Amortization of financing costs	441	438
Mark to market loss on interest rate derivatives	2,251	—
Non-cash lease expense	702	544
Provision for doubtful accounts	2,844	288
Stock compensation expense	1,326	907
Undistributed equity in (earnings) losses, net of taxes	(339)	116
Changes in operating assets and liabilities (excluding the effects of business acquisitions):
Accounts receivable	43,957	32,809
Inventory	6,788	(13,314)
Prepaid expenses, other current assets and other assets	(401)	214
Accounts payable, accrued expenses and other liabilities	(18,148)	(3,475)
Income taxes receivable	(3,904)	(2,550)
NET CASH PROVIDED BY OPERATING ACTIVITIES	33,687	17,469
INVESTING ACTIVITIES
Purchases of property and equipment	(1,222)	(1,393)
NET CASH USED IN INVESTING ACTIVITIES	(1,222)	(1,393)
FINANCING ACTIVITIES
Proceeds from revolving credit facility	67,115	66,325
Repayments of revolving credit facility	(23,436)	(82,130)
Repayments of term loan	(688)	(688)
Payments for capital leases	(25)	(6)
Payments of tax withholding for stock based compensation	(299)	(232)
Cash dividends paid	(934)	(906)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	41,733	(17,637)
Effect of foreign exchange on cash	(285)	57
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	73,913	(1,504)
Cash and cash equivalents at beginning of period	11,370	7,647
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$85,283	$6,143

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results
Consolidated adjusted EBITDA for the twelve months ended March 31, 2020:

Consolidated adjusted EBITDA for the Four Quarters Ended March 31, 2020
(in thousands)
Three months ended March 31, 2020	$3,252
Three months ended December 31, 2019	27,873
Three months ended September 30, 2019	25,758
Three months ended June 30, 2019	4,306
Consolidated adjusted EBITDA, before limitation	61,189
Permitted non-recurring charge limitation	(8,988)
Consolidated adjusted EBITDA	$52,201

	Three Months Ended				Twelve Months Ended March 31, 2020
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020
	(in thousands)
Net loss as reported	$(11,513)	$(13,519)	$(14,516)	$(28,164)	$(67,712)
Undistributed equity losses (earnings), net	69	210	(738)	(339)	(798)
Income tax (benefit) provision	(5,795)	15,066	(5,704)	(3,729)	(162)
Interest expense	4,694	5,172	5,590	4,736	20,192
Mark to market loss on interest rate derivatives	—	—	—	2,251	2,251
Depreciation and amortization	6,290	6,122	6,344	6,234	24,990
Goodwill and other impairments	—	9,748	33,242	20,100	63,090
Stock compensation expense	1,193	1,505	1,436	1,326	5,460
SKU Rationalization (1)	8,500	—	—	—	8,500
Acquisition and divestment related expenses	—	—	55	47	102
Restructuring expenses (1)	173	338	316	—	827
Integration charges (1)	695	235	159	—	1,089
Warehouse relocation (1)	—	881	1,689	790	3,360
Consolidated adjusted EBITDA, before limitation	$4,306	$25,758	$27,873	$3,252	$61,189
Permitted non-recurring charge limitation (1)					(8,988)
Consolidated adjusted EBITDA					$52,201

(1)Permitted non-recurring charges include restructuring expenses, integration charges, warehouse relocation costs, and SKU Rationalization. These are permitted exclusions from the Company’s consolidated adjusted EBITDA, subject to limitations, pursuant to the Company’s Debt Agreements.
Consolidated adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Consolidated adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax (benefit) provision, interest expense, mark to market loss on interest rate derivatives, depreciation and amortization, goodwill and other impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands—except per share data)
Reconciliation of GAAP to Non-GAAP Operating Results(continued)

Adjusted net loss and adjusted diluted loss per common share (in thousands):

	Three Months Ended March 31,
	2020	2019
Net loss as reported	$(28,164)	$(4,867)
Adjustments:
Acquisition and divestment related expenses	47	151
Restructuring expenses	—	608
Integration charges	—	174
Warehouse relocation	790	215
Mark to market loss on interest rate derivatives	2,251	—
Goodwill and other impairments	20,100	—
Income tax effect on adjustments	(727)	(273)
Adjusted net loss	$(5,703)	$(3,992)
Adjusted diluted loss per common share	$(0.27)	$(0.19)

Adjusted net loss and adjusted diluted loss per common share in the three months ended March 31, 2020 and 2019 excludes acquisition and divestment related expenses, restructuring expenses, integration charges, warehouse relocation expenses, mark to market loss on interest rate derivatives, and goodwill and other impairments. The income tax effect on adjustments reflects the statutory tax rates applied on the adjustments.

LIFETIME BRANDS, INC.
Supplemental Information
(in thousands)
Reconciliation of GAAP to Non-GAAP Operating Results (continued)
Constant Currency:

	As Reported Three Months Ended March 31,			Constant Currency (1) Three Months Ended March 31,				Year-Over-Year Increase (Decrease)
Net sales	2020	2019	Increase (Decrease)	2020	2019	Increase (Decrease)	Currency Impact	Excluding Currency	Including Currency	Currency Impact
U.S.	$129,208	$127,038	$2,170	$129,208	$127,041	$2,167	(3)	1.7%	1.7%	0.0%
International	15,862	22,888	(7,026)	15,862	22,687	(6,825)	201	(30.1)%	(30.7)%	(0.6)%
Total net sales	$145,070	$149,926	$(4,856)	$145,070	$149,728	$(4,658)	$198	(3.1)%	(3.2)%	(0.1)%

(1) “Constant Currency” is determined by applying the 2020 average exchange rates to the prior year local currency sales amounts, with the difference between the change in “As Reported” net sales and “Constant Currency” net sales, reported in the table as “Currency Impact”. Constant currency sales growth is intended to exclude the impact of fluctuations in foreign currency exchange rates.